UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2010

URANERZ ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-32974	98-0365605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 East “E” Street
PO Box 50850
Casper, Wyoming 85605
USA
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (307) 265-8900

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2010, Uranerz Energy Corporation (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Haywood Securities (USA) Inc. (the “Agent”).  Pursuant to the terms of the Sales Agreement, the Company may offer and sell shares of its common stock, par value $0.001, having an aggregate offering price of up to $20,000,000, from time to time, through the Agent, as the Company’s agent for the offer and sale of the shares of its common stock.

Under the Sales Agreement, upon written instructions from the Company, the Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell, as the Company’s agent, the Company’s common stock under the terms and subject to the conditions set forth in the Sales Agreement.  The Company will instruct the Agent as to the amount of shares of common stock to be sold by the Agent.  The Company may instruct the Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by the Company in any instruction.  The Company or the Agent may suspend the offering of the Company’s common stock upon proper notice and subject to other conditions.

Sales of shares of the Company’s common stock, if any, under the Sales Agreement may be made by any method permitted by law that is deemed to be an “at the market” offering, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, by means of ordinary brokers’ transactions between members of the NYSE Amex LLC (the “NYSE Amex”) that qualify for delivery of a prospectus to the NYSE Amex in accordance with Rule 153 under the Securities Act.  No shares of the Company’s common stock sold under the Sales Agreement will be sold on the Toronto Stock Exchange or on other markets in Canada.  The compensation payable to the Agent for sales of shares of the Company’s common stock with respect to which the Agent acts as sales agent will be equal to 3% of the gross sales price of those shares, which compensation may increase to 5% of the gross sales price of shares of the Company’s common stock sold for certain sales upon the agreement of the Company and the Agent.

There is no guarantee that there will be any sales of the Company’s common stock under the Sales Agreement and actual sales, if any, of the Company’s common stock under the Sales Agreement may result in net proceeds to the Company of less than $20,000,000, exclusive of any Agent compensation or other offering fees and expenses.

The offering of shares of the Company’s common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of shares of the Company’s common stock subject to the Sales Agreement totalling an aggregate principal amount of $20,000,000 or (ii) the termination of the Sales Agreement.  The Sales Agreement may be terminated by the Company or the Agent in each party’s sole discretion at any time by giving notice to the other party.

The shares of the Company’s common stock will be offered and sold under the Company’s shelf registration statement on Form S-3 (Registration No. 333-160504) (the “Registration Statement”), including a base prospectus, dated August 21, 2009, as supplemented by a prospectus supplement, dated November 30, 2010.

The Agent and its affiliates may in the future provide various investment banking and other financial services for the Company for which services they may in the future receive customary fees.

The above description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, which is filed herewith as Exhibit 1.1 and which is incorporated herein by reference.

In connection with the offer and sale of shares of the Company’s common stock pursuant to the Sales Agreement, Lang Michener LLP, counsel to the Company, delivered an opinion to the Company regarding the legality of the shares of the Company’s common stock, upon issuance and sale thereof, which is filed herewith as Exhibit 5.1 and which is incorporated herein by reference.  In addition, in connection with the offer and sale of the Company’s common stock pursuant to the Sales Agreement, the consents of Andrew Anderson, PE, PG, Matthew Yovich, PE, Don R. Woody, PG, TREC, Inc., BRS Inc., Kurtis Brown, PG, and Douglas Beahm, PE, PG, are filed herewith as Exhibits 23.1, 23.2, 23.3, 23.4, 23.5, 23.6 and 23.7, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are incorporated by reference as exhibits into the Registration Statement.

Exhibit No.	Description

1.1	Sales Agreement, dated November 30, 2010, between the Company and the Agent
5.1	Opinion of Lang Michener LLP
23.1	Consent of Andrew Anderson, PE, PG
23.2	Consent of Matthew Yovich, PE
23.3	Consent of Don R. Woody, PG
23.4	Consent of TREC, Inc.
23.5	Consent of BRS Inc.

23.6	Consent of Kurtis Brown, PG
23.7	Consent of Douglas Beahm, PE, PG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION
DATE: November 30, 2010

	By:	/s/ “Sandra R. MacKay”
Sandra R. MacKay
Corporate Secretary